As filed with the Securities and Exchange Commission on September 13, 2007
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0433294
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)
2000 Stock Incentive Plan
(Full Title of the Plan)

Robert A. Eberle
President and Chief Executive Officer
Bottomline Technologies (de), Inc.
325 Corporate Drive
Portsmouth, New Hampshire 03801
(Name and Address of Agent For Service)
(603) 436-0700
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share	1,019,240 shares(2)	$12.74(3)	$12,985,118(3)	$398.64

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 1,019,240 shares issuable under the 2000 Stock Incentive Plan pursuant to the terms of such plan.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on September 07, 2007.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-50202, filed by the Registrant on November 17, 2000 relating to the Registrant's 2000 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on this 13th day of September, 2007.

                                    BOTTOMLINE TECHNOLOGIES (de), INC.
                                    By:      /s/ Robert A. Eberle
    Robert A. Eberle
    President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Bottomline Technologies (de), Inc., hereby severally constitute and appoint Robert A. Eberle, Kevin M. Donovan and John A. Burgess, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bottomline Technologies (de), Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ JOSEPH L. MULLEN Joseph L. Mullen	Chairman of the Board	September 13, 2007

/S/ ROBERT A. EBERLE Robert A. Eberle	President, Chief Executive Officer and Director (Principal Executive Officer)	September 13, 2007

/S/ KEVIN M. DONOVAN Kevin M. Donovan	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 13, 2007

/S/ JOSEPH L. BARRY JR. Joseph L. Barry Jr.	Director	September 13, 2007

/S/ MICHAEL J. CURRAN Michael J. Curran	Director	September 13, 2007

/S/ JEFFREY C. LEATHE Jeffrey C. Leathe	Director	September 13, 2007

/S/ JAMES L. LOOMIS James L. Loomis	Director	September 13, 2007

/S/ DANIEL M. MCGURL Daniel M. McGurl	Director	September 13, 2007

/S/ GAREN K. STAGLIN Garen K. Staglin	Director	September 13, 2007

INDEX TO EXHIBITS

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated By-Laws of the Registrant, as amended
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-67309) and incorporated herein by reference.
(2)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2007 (File No. 000-25259) and incorporated herein by reference.